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                                                                    EXHIBIT 10.3

                              RESCISSION AGREEMENT
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     This Rescission Agreement is entered into as of July 16, 1995 between Scott
Paper Company, a Pennsylvania corporation (the "Company"), and Albert J. Dunlap (the "Executive").

     WHEREAS, pursuant to an Amendment to Employment Agreement dated as of February 24, 1995 (the "Amendment"), the Company and the Executive amended the Employment Agreement dated as of April 19, 1994; and

     WHEREAS, concurrently herewith, Kimberly-Clark Corporation, a Delaware corporation ("Kimberly-Clark"), Rifle Merger Co. and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Rifle Merger Co. is merging (the "Merger") with and into the Company and the Company is becoming a wholly-owned subsidiary of Kimberly-Clark;

     WHEREAS, in order for the Merger to be accounted for as a pooling of interests, the Company and the Executive desire to rescind the Amendment prior to the Effective Time;

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

     1.  Rescission of Amendment.  At the Effective Time, the Amendment shall be
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rescinded and shall be of no further force or effect whatsoever.

     2.  Termination of Agreement.  This Agreement shall terminate and shall be
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of no further force or effect if the Merger Agreement shall be terminated and the Merger shall not become effective pursuant to the terms thereof.

     3.  Successors; Binding Agreement.  This Agreement shall inure to the
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benefit of and be enforceable by the Executive and by his personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees and by the Company and its successors and assigns.

     4.  Notices.  All notices and other communications required or permitted
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under this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, when delivered by courier or overnight express service or five days after having been sent by certified or registered
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mail, postage prepaid, addressed (a) if to the Executive, to the Executive's address set forth in the records of the Company, or if to the Company, to O. George Everbach, Senior Vice President and General Counsel, Kimberly-Clark Corporation, 351 Phelps Drive, Irving, Texas 75038, with a copy to Thomas A. Cole, Sidley & Austin, One First National Plaza, Chicago, Illinois 60603, or (b) to such other address as either party may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     5.  Governing Law; Validity.  The interpretation, construction and
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performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the applicable principles of conflicts of laws. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect.

     6.  Counterparts.  This Agreement may be executed in two or more
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counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     7.  Miscellaneous.  No provision of this Agreement may be modified or
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waived unless such modification or waiver is agreed to in writing and executed by the Executive and by a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or failure to comply with, any condition or provision of this Agreement to be performed or complied with by such other party shall be deemed a waiver of any similar or dissimilar conditions or provisions at the same or at any prior or subsequent time. Failure by the Executive or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right which the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision of or right under this Agreement.

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     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

                                              SCOTT PAPER COMPANY



                                              By:
                                                 ----------------------------


                                              EXECUTIVE:



                                              ________________________________
                                              Albert J. Dunlap

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